Exhibit 99.1
T-3 Energy Services, Inc. Announces Shareholder Approval of
its Acquisition by Robbins and Myers, Inc.
HOUSTON, TEXAS, (GLOBE NEWSWIRE) — January 7, 2011. T-3 Energy Services, Inc. (NASDAQ:TTES) announced that at a special shareholders’ meeting held today, the shareholders of T-3 approved the merger of T-3 Energy Services, Inc. with a wholly-owned subsidiary of Robbins & Myers. The merger was approved by approximately 79% of the shares of T-3 entitled to vote on the transaction, and 99.9% of the shares that were voted. The Company expects the merger to become effective on January 10, 2011.
Based on the terms of the merger agreement, for each share of T-3 common stock, T-3 stockholders will receive 0.894 common shares of Robbins & Myers plus $7.95 in cash. Following the closing, T-3 stockholders collectively will own approximately 27% of Robbins & Myers outstanding shares.
About T-3 Energy Services, Inc.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas.
Forward-Looking Statements
Statements set forth in this press release that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the merger (including its benefits, results, effects and timing), the attributes of T-3 as a subsidiary of Robbins & Myers and whether and when the transactions contemplated by the Merger Agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws.
These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the shareholders of Robbins & Myers or the stockholders of T-3 to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approval); potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; competitive responses to the merger; costs and difficulties related to integration of T-3’s businesses and operations; delays, costs and difficulties relating to the merger; the inability to or delay in obtaining cost savings and synergies from the merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas, which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis; a significant decline in capital expenditures; the ability to realize the benefits of restructuring programs; increases in competition; changes in the availability and cost of raw materials; foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela; work stoppages related to union negotiations; customer order cancellations; the possibility of product liability lawsuits that could harm the combined company’s businesses; events or circumstances which result in an impairment of, or valuation against, assets; the potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to export and import of products and materials, and changes in the interpretation and application of such laws and regulations; the outcome of audit, compliance, administrative or investigatory reviews; proposed changes in U.S. tax law which could impact future tax expense and cash flow; decline in the market value of pension plan investment portfolios; and other important risk factors discussed more fully in Robbins & Myers’ and T-3’s Annual Reports on Form 10-K for the years ended August 31, 2010 and December 31, 2009, respectively; their respective recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; their preliminary joint proxy statement/prospectus filed with the SEC on November 10, 2010; and other reports filed by them from time to time with the SEC.
Readers are cautioned not to rely on any forward-looking statement, which speaks only as of the date of this press release. Except to the extent required by applicable law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers also should understand that it is not possible to predict or identify all relevant factors that may impact forward-looking statements and that the above list should not be considered a complete statement of all potential risks and uncertainties.

Contact:	James M. Mitchell
Senior Vice President and Chief Financial Officer
713-996-4110